Exhibit 99.1

DIRTT Releases Q1 2021 Financial Results

CALGARY, Alberta, May 5, 2021 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we” or “us”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, today announced its financial results for the three months ended March 31, 2021. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

First Quarter 2021

•	Revenue of $29.5 million

•	Gross profit margin of 11.4%

•	Adjusted Gross Profit Margin[1] of 24.3%

•	Net loss of $12.5 million

•	Net loss margin of (42.4%)

•	Adjusted EBITDA[1] of ($11.4) million

•	Adjusted EBITDA Margin[1] of (38.6%)

Note: (1) See “Non-GAAP Financial Measures”

Management Commentary

“Throughout 2020, we were able to mitigate some of the COVID-19 induced slowdown in overall construction activity through the completion of projects that were in progress when the pandemic started,” stated Kevin O’Meara, chief executive officer. “With most of these projects delivered by the end of the fourth quarter, we believe the first quarter of 2021 reflected the full impact of the slowdown in non-residential construction activity in North America on DIRTT’s business.”

“At the same time, however, we have been experiencing growing customer engagement through increased demand for both virtual and in-person tours at our DIRTT Experience Centers (“DXCs”), increased project quoting activity, and continued advancement of our strategic accounts strategy. We now have over 40 strategic account relationships in various stages of development compared to 35 at year-end. As a result, we believe the first quarter will be the low point in the pandemic construction cycle and are optimistic that revenues in the second quarter will approach or return to the quarterly ranges experienced in the first half of 2020.”

“Having remained committed throughout 2020 to the prudent execution of our strategic plan, resulting in major enhancements of our commercial and manufacturing capabilities, we believe we will be able to emerge from the pandemic in a position of strength to drive sustained growth. We recently secured our first project directly attributable to our Total Cost of Ownership tool, our qualified sales leads are growing, and our sales and marketing material is more comprehensive and targeted than ever before. We intend to leverage increased brand strength from our strategic marketing initiatives to drive sales growth, supported by our enhanced strategic accounts and industry vertical sales teams. We are looking forward to deploying the new competitive assets we have invested in over the last 12 months, including our newly renovated Chicago DXC, our Dallas DXC (expected to open in Q3 2021) and our state-of-the-art tile plant in Rock Hill, SC (scheduled for full commissioning in June 2021) .”

Mr. O’Meara concluded, “While the ultimate timing of a broad recovery in non-residential construction activity levels remains uncertain and COVID-19 continues to present challenges, we are seeing anecdotal evidence through our sales channels that business confidence, particularly in the United States, is improving. Through continued emphasis on our core value proposition of flexible and adaptable spaces, built with cost precision and on an accelerated schedule, we are confident that we can drive significant sales growth through our approach to interior construction.”

First Quarter Financial Review

Revenue for the first quarter of 2021 was $29.5 million, a decline of $11.5 million or 28% from $41.0 million for the quarter ended March 31, 2020. We believe this decrease principally reflects the severe economic and social impact of the COVID-19 pandemic, including a major contraction in construction activity levels in North America due to non-essential business closures, work-from-home requirements, lock-down measures and other regulatory responses implemented by governments and public health officials.

Correspondingly, gross profit for the quarter ended March 31, 2021 was $3.4 million or 11.4% of revenue, a decline of $7.9 million or 70% from $11.3 million or 27.6% of revenue for the quarter ended March 31, 2020. This reduction was attributable to our decline in revenues and, the impact of fixed costs and excess labor capacity on lower revenues. In anticipation of a recovery in demand for our products and services in the second half of 2021 and to preserve our skilled workforce, we deliberately maintained manufacturing headcount, while implementing selective furlough days, in the first quarter of 2021 despite the shortfall in revenues relative to capacity.

Adjusted Gross Profit (see “Non-GAAP Financial Measures”) for the quarter ended March 31, 2021 was $7.2 million or 24.3% of revenue, an $8.4 million or 54% decline from $15.6 million or 38.0% of revenue for the quarter ended March 31, 2020. Excluded from Adjusted Gross Profit in 2021 and 2020 are $1.8 million and $2.0 million, respectively, of overhead costs associated with operating at lower than normal capacity levels, which were charged directly and separately to cost of sales rather than as a cost attributable to production. Between January and April 2020, we reduced our manufacturing workforce by 25% to bring labor capacity in line with expected ongoing requirements, but did not make further adjustments to our manufacturing workforce in the first quarter of 2021 in anticipation of a recovery of demand in the second half of 2021 as vaccination distribution efforts continue.

Sales and marketing expenses decreased $0.7 million to $6.7 million for the three months ended March 31, 2021, from $7.4 million for the three months ended March 31, 2020. The decrease was largely related to a reduction in commission expense on lower revenues as well as lower travel, meals and entertainment expenses due to restrictions on travel as a result of the COVID-19 pandemic. As economies re-open, we anticipate travel, meals and entertainment expenses will increase over current levels, the timing and amount of which are, however, indeterminate at this time. These reductions were partially offset by $0.2 million of increased salary and wage expenses as we continue to build our sales organization, and $0.3 million of staff dedicated to partner support activities that were transferred from Technology and Development to Sales and Marketing.

General and administrative expenses decreased $0.6 million to $7.2 million for the three months ended March 31, 2021 from $7.8 million for the three months ended March 31, 2020. The decrease was the result of lower professional fees and a $0.6 million credit loss recorded in the first quarter of 2020 that was not repeated in 2021, partially offset by increased severance costs.

Operations support expenses decreased $0.2 million to $2.3 million for the three months ended March 31, 2021, from $2.5 million for the three months ended March 31, 2020, due to reduced activity.

Technology and development expenses decreased by $0.3 million to $1.9 million for the three months ended March 31, 2021, compared to $2.2 million for the three months ended March 31, 2020, primarily related to staff transferred to Sales and Marketing.

Net loss for the quarters ended March 31, 2021 and March 31, 2020 was $12.5 million and $5.3 million, respectively. The higher net loss was primarily the result of the above noted reduction in gross profit, a $2.5 million reduction in foreign exchange gains, a $1.4 million reduction of income tax recoveries and a $0.6 million increase in net interest expense. These decreases were partially offset by $4.1 million of government subsidies and a $1.2 million reduction in operating expenses, which was largely due to lower commissions on reduced sales activities, reduced professional fees, and lower activity as a result of COVID-19.

Adjusted EBITDA for the quarter ended March 31, 2021 was an $11.4 million loss or (38.6%) of revenue, a decline of $5.9 million from a loss of $5.5 million, or (13.4%) of revenue, for the quarter ended March 31, 2020 for the above noted reasons.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for Thursday, May 6, 2021 at 8:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Kevin O’Meara, chief executive officer, Geoff Krause, chief financial officer, and Kim MacEachern, director of investor relations.

The conference call will be broadcast live in listen-only mode available through the Company’s website at dirtt.com/investors. Alternatively, click here to listen to the live webcast.

To join by telephone, dial +1-877-479-7708 (toll-free in North America) or +1-647-427-2478 (international). Please dial in a minimum of 15 minutes prior to the start time to ensure a timely connection to the call.

Investors are invited to submit questions to ir@dirtt.com before and during the call. Supplemental information slides will be available within the webcast and at dirtt.com/investors prior to the start of the call.

A replay of the webcast will be available online and on DIRTT’s website.

Statement of Operations

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2021	2020
Product revenue	28,542	40,299
Service revenue	923	682

Total revenue	29,465	40,981

Product cost of sales	23,551	27,290
Costs of under-utilized capacity	1,756	2,010
Service cost of sales	788	366

Total cost of sales	26,095	29,666

Gross profit	3,370	11,315

Expenses
Sales and marketing	6,670	7,408
General and administrative	7,241	7,825
Operations support	2,297	2,532
Technology and development	1,935	2,165
Stock-based compensation	1,094	461

Total operating expenses	19,237	20,391

Operating loss	(15,867)	(9,076)

Government subsidies	4,068	—
Foreign exchange gain (loss)	(180)	2,319
Interest income	19	138
Interest expense	(500)	(35)

	3,407	2,422

Loss before tax	(12,460)	(6,654)

Income taxes
Current tax expense (recovery)	—	(581)
Deferred tax expense (recovery)	39	(745)

	39	(1,326)

Net loss	(12,499)	(5,328)

Loss per share
Basic and diluted loss per share	(0.15)	(0.06)

Non-GAAP Financial Measures

Our condensed consolidated interim financial statements are prepared in accordance with GAAP. These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period over period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), the impact of under-utilized capacity on gross profit, tax consequences and stock-based compensation. We remove the impact of all foreign exchange from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. We remove the impact of under-utilized capacity from gross profit, and fixed production overheads are allocated to inventory on the basis of normal capacity of the production facilities. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, and foreign exchange gains and losses are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for costs of under-utilized capacity, depreciation and amortization

Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue

EBITDA	Net income before interest, taxes, depreciation and amortization

Adjusted EBITDA	EBITDA adjusted for foreign exchange gains or losses; stock-based compensation expense; government subsidies; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three months ended March 31, 2021 and 2020 of EBITDA and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2021	2020
Net loss for the period	(12,499)	(5,328)
Add back (deduct):
Interest Expense	500	35
Interest Income	(19)	(138)
Income Tax Expense (Recovery)	39	(1,326)
Depreciation and Amortization	3,402	3,132

EBITDA	(8,577)	(3,625)
Foreign Exchange (Gains) Losses	180	(2,319)
Stock-based Compensation	1,094	461
Government Subsidies	(4,068)	—

Adjusted EBITDA	(11,371)	(5,483)

Net Loss Margin(1)	(42.4)%	(13.0)%

Adjusted EBITDA Margin	(38.6)%	(13.4)%

(1)	Net income (loss) divided by revenue.

The following table presents a reconciliation for the three months ended March 31, 2021 and 2020 of Adjusted Gross Profit to our gross profit, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2021	2020
Gross profit	3,370	11,315
Gross profit margin	11.4%	27.6%
Add: Depreciation and amortization expense	2,029	2,261
Add: Costs of under-utilized capacity	1,756	2,010

Adjusted Gross Profit	7,155	15,586

Adjusted Gross Profit Margin	24.3%	38.0%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,”

“estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to the extent and timing of the impacts of the COVID-19 pandemic on our business; our expected results for the second quarter of 2021 and future revenues; our ability to emerge from the pandemic in a position of strength to drive sustained growth; our brand strength and ability to leverage it to drive sales growth; the timing and impact of deployment of our newly renovated Chicago DXC, Dallas DXC, and Rock Hill tile plant; and our ability to drive significant sales growth through our approach to interior construction.. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 24, 2021, and in the Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on May 5, 2021.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, Savannah, Rock Hill and Calgary. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com